SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

March 3, 2005

Date of report (Date of earliest event reported)

GANDER MOUNTAIN COMPANY

(Exact Name of Registrant as Specified in its Charter)

Minnesota	0-50659	41-1990949
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4567 American Boulevard West Minneapolis, Minnesota		55437
(Address of Principal Executive Offices)		(Zip Code)

(952) 830-8700

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02.                                              Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

(a)           Following the views expressed on February 7, 2005 by the SEC’s Office of the Chief Accountant regarding certain operating lease accounting issues, management of Gander Mountain Company (the “Company”) discussed management’s plan to further evaluate its accounting practices relative to leases with members of the Audit Committee and the Company’s independent registered public accounting firm, Ernst & Young LLP.  At the conclusion of meetings with the Audit Committee and Ernst & Young LLP on March 2 and March 3, 2005, management made a determination that its then-current methods of certain lease-related accounting were not in accordance with GAAP.  The Audit Committee concurred with management’s assessment that the Company’s accounting for these items was not in accordance with GAAP and that the Company’s previously issued financial statements should be restated.  The Company expects to file the corrections to its annual and interim financial statements in its annual financial statements and interim financial information in its Annual Report on Form 10-K for the fiscal year ended January 29, 2005.  The Company’s Quarterly Reports on Form 10-Q for fiscal 2005 will reflect the restated information for the corresponding quarters in fiscal 2004.  As a result of the Company’s determination to restate its consolidated financial results as discussed above, the financial statements for the quarter ended October 30, 2004 and earlier periods should no longer be relied upon.  The Company issued a press release relating to this matter which is filed as Exhibit 99 to this Current Report on Form 8-K and incorporated by reference herein.

Item 9.01.               Financial Statements and Exhibits.

(c)                                  Exhibits

99                                    Press Release dated March 9, 2005

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GANDER MOUNTAIN COMPANY

Date: March 9, 2005	/s/ Dennis M. Lindahl
Dennis M. Lindahl
Executive Vice President,
Chief Financial Officer and Secretary

EXHIBIT INDEX

No.	Description	Manner of Filing

99	Press Release dated March 9, 2005	Filed Electronically